Exhibit 99.1

StoneMor Partners L.P. Announces Second Quarter 2012 Results

Levittown, PA, August 7, 2012 – StoneMor Partners L.P. (NYSE: STON) announced its results of operations for the three months ended June 30, 2012. Investors are encouraged to read the Company’s quarterly report on Form 10-Q to be filed with the SEC which contains additional details as well as financial tables and can be found at www.stonemor.com.

Financial Highlights

•	Revenues (GAAP) for the three months ended June 30, 2012 increased by $1.4 million, or 2.3%, to $ 61.5 million from $60.1 million during the three months ended June 30, 2011.

•	Production based revenue (non-GAAP) for the three months ended June 30, 2012 increased by $5.6 million, or 8%, to $75.6 million from $70.0 million during the prior year period.

•	Operating profits (GAAP) decreased during the three months ended June 30, 2012 to $1.8 million as compared to $3.5 million in the same period last year.

•	Adjusted operating profits (non-GAAP) increased during the three months ended June 30, 2012 to $12.6 million as compared to $10.6 million in the same period last year.

•	Operating cash flows (GAAP) for the three months ended June 30, 2012 increased to $6 million versus ($3.7 million) in the prior year period.

•	Distributable free cash flow (non-GAAP) for the second quarter of 2012 was $13.3 million compared to $11.8 million for the same period last year.

•	Distributable cash available during the period (non-GAAP) was greater than distributions by $10.3 million, or 88%, for the three months ended June 30, 2012.

•	Net loss (GAAP) was $2.1 million versus net income of $815,000 in the prior year period.

“Our second quarter results continue to demonstrate our ability to perform well in a difficult macro environment,” said Lawrence Miller, President and Chief Executive Officer. “Our cemetery and funeral home operations both saw strong contributions from acquisitions made in 2011 and the first half of 2012, as well as an overall increase in the value of contracts written.

“The gains in production based revenue and adjusted operating profit underscore our commitment to growth and profitability despite the economic background. Backlog increased by $10 million to $396.5 million at June 30, 2012 versus $386.5 million at March 31, 2012 and we continue to be well positioned to take advantage of acquisition opportunities that present themselves,” concluded Miller.

The Partnership reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures used in managing the business may provide investors with additional information regarding underlying trends and ongoing results on a comparable basis. Specifically, management believes that production based revenues and adjusted operating profit allow the investor to gain insight into the current operating performance of the company. Please see the section of this press release “Non-GAAP Financial Measures” to view the tables previously presented in the body of the press release. Non-GAAP financial measures used by the Company should not be considered as alternatives to GAAP financial measures, and you should not consider such non-GAAP financial measures in isolation or as a substitute for an analysis of the Company’s results as reported under U.S. GAAP.

Investor Conference Call

An investors’ conference call to review the second quarter 2012 results will be held on Tuesday August 7, 2012 at 11:00 a.m. Eastern Time. The conference call can be accessed by calling (800) 410-4177. An audio replay of the conference call will be available by calling (800) 633-8284 through 12:00 a.m. Eastern Time on August 21, 2012. The reservation number for the audio replay is as follows: 21600554. The audio replay of the conference call will also be archived on StoneMor’s website at http://www.stonemor.com.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Levittown, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 276 cemeteries and 85 funeral homes in 28 states and Puerto Rico. StoneMor is the only publicly traded deathcare company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise.

For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the Investor Relations section, at http://stonemor.com.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided, as well as certain information in other filings with the SEC and elsewhere are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including, but not limited to, the following: uncertainties associated with future revenue and revenue growth; the effect of the current economic downturn; the impact of our significant leverage on our operating plans; our ability to service our debt and pay distributions; the decline in the fair value of certain equity and debt securities held in our trusts; our ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; our ability to successfully implement a strategic plan relating to producing operating improvements, strong cash flows and further deleveraging; our ability to successfully compete in the cemetery and funeral home industry; uncertainties associated with the integration or anticipated benefits of our recent acquisitions or any future acquisitions; our ability to complete and fund additional acquisitions; our ability to maintain effective disclosure controls and procedures and internal control over financial reporting; the effect of cybersecurity attacks due to our significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund our pre-need funeral contracts; and various other uncertainties associated with the death care industry and our operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Production Based Revenue

We present production based revenue because management believes it provides for a useful measure of both the value of contracts written and investment and other income generated during a given period and is a critical component of adjusted operating profit.

Production based revenue is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Profit

We present Adjusted Operating Profit because management believes it provides for a useful measure of economic value added by presenting an effective matching of the value of current and future revenue sources generated within a given period to the cost of producing such revenue and managing our day to day operations within that same period. It is a significant measure that we believe is an indicator of eventual profit generated within a given period of time.

Adjusted Operating Profit is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Cash Generated

We present adjusted operating cash generated revenue because management believes it provides for a useful measure of the amount of cash generated that is available to make capital expenditures and partner distributions once all cash flow timing issues have been settled.

Adjusted operating cash generated is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Distributable Free Cash Flow

We present Distributable Free Cash Flow because management believes this information is a useful adjunct to Net Cash Provided by (Used in) Operating Activities under GAAP. Distributable Free Cash Flow is a significant liquidity metric that we believe is an indicator of our ability to generate cash flow during any quarter at a level sufficient to pay the [minimum] quarterly cash distribution to the holders of our common units and for other purposes, such as repaying debt and expanding through strategic investments.

Distributable Free Cash Flow is similar to quantitative standards of free cash flow used throughout the deathcare industry and to quantitative standards of distributable cash flow used throughout the investment community with respect to publicly traded partnerships, but is not intended to be a prediction of the future. However, our calculation of distributable free cash flow may not be consistent with calculations of free cash flow, distributable cash flow or other similarly titled measures of other companies. Distributable Free Cash Flow should not be used as a substitute for the GAAP measure of cash flows from operating, investing, or financing activities.

Critical Financial Measures

	Three months ended
	June 30,
	2012	2011
	(In thousands)

Total revenues (a)	$61,508	$60,107
Production based revenue consisting of the total value of cemetery contracts written, funeral home revenues and investment and other income (b)	75,604	69,977

Operating profit (a)	1,796	3,460
Adjusted operating profit (b)	12,612	10,580

Net income (loss) (a)	(2,169)	815

Operating cash flows (a)	6,005	(3,764)
Adjusted operating cash generated (b)	13,482	12,214
Distributable free cash flow generated (b)	$13,327	$11,794

	As of	As of
	June 30, 2012	December 31, 2011

Distribution coverage quarters (b)	7.80	8.62

(a)	This is a GAAP financial measure.
(b)	This is a non-GAAP financial measure as defined by the Securities and Exchange Commission. Please see the reconciliation to GAAP measures or support calculation within this press release.

The following tables reconcile GAAP to Non-GAAP Measures:

Production Based Revenue (non-GAAP)

	Three months ended June 30,		Increase	Increase
	2012	2011	(Decrease) ($)	(Decrease) (%)
	(In thousands)

Value of pre-need cemetery contracts written	$33,773	$32,836	$937	2.9%
Value of at-need cemetery contracts written	20,428	20,562	(134)	-0.7%
Investment income from trusts	10,542	6,977	3,565	51.1%
Interest income	1,799	1,596	203	12.7%
Funeral home revenues	8,189	7,563	626	8.3%
Other cemetery revenues	873	443	430	97.1%

Total production based revenues	$75,604	$69,977	$5,627	8.0%

Less:
Increase in deferred sales revenue and investment income	(14,096)	(9,870)	(4,226)	42.8%

Total GAAP revenues	$61,508	$60,107	$1,401	2.3%

Adjusted Operating Profit (non-GAAP)

	Three months ended June 30,
	2012	2011
	(In thousands)

GAAP operating profit	$1,796	$3,460

Increase in applicable deferred revenues	14,096	9,870
Increase in deferred cost of goods sold and selling and obtaining costs	(3,280)	(2,750)

Adjusted operating profit	$12,612	$10,580

Adjusted Operating Cash Flows and Distributable Free Cash Flow (Non-GAAP)

	Three months ended June 30,
	2012	2011
	(In thousands)

GAAP operating cash flows	$6,005	$(3,764)

Add: net cash inflows (out of) into the merchandise trust	(773)	2,605
Add: net increase in accounts receivable	6,806	6,595
Add: net decrease in merchandise liabilities	1,715	215

Deduct: net (increase) decrease in accounts payable and accrued expenses	929	5,039
Other float related changes	(1,200)	1,524

Adjusted operating cash flow generated	13,482	12,214

Less: maintenance capital expenditures	(937)	(1,445)
Plus: growth capital expenditures reclassified as operating expenses and deducted from adjusted operating cash generated (a)	782	1,025

Distributable free cash flow generated	13,327	11,794

Cash on hand - beginning of the period	8,778	27,494

Distributable cash available for the period	22,105	39,288

Partner distributions made	$11,783	$11,763

(a)	We maintain a line of credit from which to make acquisitions and pay acquisition related costs. We utilize this line for these costs. Accordingly, distributable free cash flow is not negatively impacted by amounts spent on acquisitions that are recorded as expenses.

Six months
ended June 30,
2012
(in thousands)

GAAP operating cash flows	$14,195

Add: net cash inflows into the merchandise trust	1,917
Add: net increase in accounts receivable	8,180
Add: net decrease in merchandise liabilities	4,451
Add (deduct): net decrease in accounts payable and accrued expenses	(348)
Other float related changes	(527)

Adjusted operating cash generated	27,868

Less: maintenance capital expenditures	(1,835)
Plus: growth capital expenditures reclassified as operating expenses and deducted from adjusted operating cash generated (a)	1,113

Distributable free cash flow generated	27,146

Cash on hand - beginning of the period	12,058

Distributable cash available for the period	39,204

Partner distributions made	$23,563

Other Information

Capital Base

	As of	As of
	June 30, 2012	December 31, 2011
	(in thousands)

Debt on lines of credit	$61,950	$43,750
Debt due within three years (a)	5,091	4,792
Debt due between three and five years	—	—
Debt due between five and ten years	150,000	150,000

Availability under credit lines:
Availability under the acquisition line of credit	—	54,250
Availability under the revolving line of credit	$68,050	$22,000

(a)	Debt due within three years includes smaller notes payable related to recent acquisitions.

The combined long and short-term debt on the balance sheet at June 30, 2012 and December 31, 2011 includes an unamortized bond discount of $3,015 and $3,220, respectively, which is not reflected in the table above.

Selected Net Assets

	As of	As of
	June 30, 2012	December 31, 2011
	(In thousands)

Selected assets:

Cash and cash equivalents	$7,787	$12,058
Accounts receivable, net of allowance	51,908	48,837
Long-term accounts receivable, net of allowance	71,098	68,394
Merchandise trusts, restricted, at fair value	345,884	344,515

Total selected assets	476,677	473,804

Selected liabilities:

Accounts payable and accrued liabilities	25,663	26,428
Accrued interest	1,654	1,632
Current portion, long-term debt	2,035	1,487
Other long-term liabilities	1,977	2,830
Long-term debt	211,991	193,835
Deferred tax liabilities	16,347	16,968
Merchandise liability	125,024	129,109

Total selected liabilities	384,691	372,289

Total selected net assets	$91,986	$101,515

Distribution coverage quarters (a)	7.80	8.62

(a)	This is a measure of the ratio of selected net assets to a quarterly distribution amount. The quarterly distribution amount is calculated by taking the end of the period outstanding common units (19,394,036 at June 30, 2012 and 19,368,261 at December 31, 2011, respectively) and multiplying these units by the declared distribution. This total is then added to the distribution due to the General Partner based upon the same variables.

StoneMor Partners L.P.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2012	2011

Assets
Current assets:
Cash and cash equivalents	$7,787	$12,058
Accounts receivable, net of allowance	51,908	48,837
Prepaid expenses	5,899	4,266
Other current assets	15,990	16,670

Total current assets	81,584	81,831

Long-term accounts receivable, net of allowance	71,098	68,394
Cemetery property	302,986	298,938
Property and equipment, net of accumulated depreciation	72,948	73,777
Merchandise trusts, restricted, at fair value	345,884	344,515
Perpetual care trusts, restricted, at fair value	269,223	254,679
Deferred financing costs, net of accumulated amortization	9,667	8,817
Deferred selling and obtaining costs	71,921	68,542
Deferred tax assets	420	415
Goodwill	34,091	32,299
Other assets	13,608	16,918

Total assets	$1,273,430	$1,249,125

Liabilities and partners’ capital
Current liabilities:
Accounts payable and accrued liabilities	$25,663	$26,428
Accrued interest	1,654	1,632
Current portion, long-term debt	2,035	1,487

Total current liabilities	29,352	29,547

Other long-term liabilities	1,977	2,830
Long-term debt	211,991	193,835
Deferred cemetery revenues, net	462,088	441,878
Deferred tax liabilities	16,347	16,968
Merchandise liability	125,024	129,109
Perpetual care trust corpus	269,223	254,679

Total liabilities	1,116,002	1,068,846

Commitments and contingencies

Partners’ capital
General partner	1,288	2,192
Common partners	156,140	178,087

Total partners’ capital	157,428	180,279

Total liabilities and partners’ capital	$1,273,430	$1,249,125

See accompanying notes to the Condensed Consolidated Financial Statements on the Quarterly Report to be filed on Form 10-Q for the quarter ended June 30, 2012.

StoneMor Partners L.P.

Condensed Consolidated Statement of Operations

(in thousands, except unit data)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Revenues:
Cemetery
Merchandise	$30,337	$31,104	$57,481	$52,539
Services	11,265	11,604	23,347	22,402
Investment and other	12,051	10,036	23,475	19,702
Funeral home
Merchandise	3,569	2,957	7,587	6,096
Services	4,286	4,406	9,205	8,599

Total revenues	61,508	60,107	121,095	109,338

Costs and Expenses:
Cost of goods sold (exclusive of depreciation shown separately below):
Perpetual care	1,415	1,399	2,782	2,724
Merchandise	5,821	5,817	10,874	9,485
Cemetery expense	14,775	15,462	27,567	27,548
Selling expense	13,123	12,187	24,910	21,731
General and administrative expense	7,195	7,031	14,388	13,458
Corporate overhead (including $210 and $191 in unit-based compensation for the three months ended June 30, 2012 and 2011, and $409 and $381 for the six months ended June 30, 2012 and 2011, respectively)	7,756	5,986	14,359	11,944
Depreciation and amortization	2,230	2,042	4,560	4,488
Funeral home expense
Merchandise	1,107	1,009	2,530	2,215
Services	3,302	2,803	6,707	5,349
Other	2,206	1,886	4,134	3,443
Acquisition related costs	782	1,025	1,113	1,958

Total cost and expenses	59,712	56,647	113,924	104,343

Operating profit	1,796	3,460	7,171	4,995

Expenses related to refinancing	—	—	—	453
Gain (loss) on termination of operating agreement	(83)	—	1,737	—
Gain on acquisition	122	—	122	—
Early extinguishment of debt	—	—	—	4,010
Interest expense	4,870	4,352	9,836	9,442

Net income (loss) before income taxes	(3,035)	(892)	(806)	(8,910)

Income tax expense (benefit)
State	97	(902)	242	(898)
Federal	(963)	(805)	(909)	(1,613)

Total income tax expense (benefit)	(866)	(1,707)	(667)	(2,511)

Net income (loss)	$(2,169)	$815	$(139)	$(6,399)

General partner’s interest in net income (loss) for the period	$(43)	$16	$(3)	$(128)
Limited partners’ interest in net income (loss) for the period	$(2,126)	$799	$(136)	$(6,271)

Net income (loss) per limited partner unit (basic and diluted)	$(.11)	$.04	$(.01)	$(.34)

Weighted average number of limited partners’ units outstanding (basic and diluted)	19,375	19,341	19,372	18,529

Distributions declared per unit	$.585	$.585	$1.17	$1.17

See accompanying notes to the Condensed Consolidated Financial Statements on the Quarterly Report to be filed on Form 10-Q for the quarter ended June 30, 2012.

StoneMor Partners L.P.

Condensed Consolidated Statement of Cash Flows

(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Operating activities:
Net income (loss)	$(2,169)	$815	$(139)	$(6,399)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Cost of lots sold	2,146	1,803	3,979	3,281
Depreciation and amortization	2,230	2,042	4,560	4,488
Unit-based compensation	211	192	409	381
Accretion of debt discount	287	242	723	625
Gain on acquisition	(122)	—	(122)	—
Gain on termination of operating agreement	83	—	(1,737)	—
Write-off of deferred financing fees	—	—	—	453
Fees paid related to early extinguishment of debt	—	—	—	4,010
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(6,806)	(6,595)	(8,180)	(9,430)
Allowance for doubtful accounts	1,930	1,802	3,293	2,473
Merchandise trust fund	773	(2,605)	(1,917)	(11,217)
Prepaid expenses	302	(1,002)	(1,169)	(331)
Other current assets	(2,041)	(1,395)	(860)	(1,505)
Other assets	1,967	1	139	198
Accounts payable and accrued and other liabilities	(929)	(5,039)	348	(7,549)
Deferred selling and obtaining costs	(1,192)	(1,984)	(3,380)	(5,263)
Deferred cemetery revenue	12,081	9,039	23,699	25,358
Deferred taxes (net)	(1,031)	(865)	(1,000)	(1,745)
Merchandise liability	(1,715)	(215)	(4,451)	(954)

Net cash provided by (used in) operating activities	6,005	(3,764)	14,195	(3,126)

Investing activities:

Cash paid for cemetery property	(2,383)	(1,564)	(3,600)	(2,270)
Purchase of subsidiaries	(1,774)	(2,150)	(3,426)	(3,850)
Cash paid for property and equipment	(937)	(1,445)	(1,835)	(3,204)

Net cash used in investing activities	(5,094)	(5,159)	(8,861)	(9,324)

Financing activities:
Cash distribution	(11,783)	(11,763)	(23,563)	(21,056)
Additional borrowings on long-term debt	21,850	8,000	29,200	12,300
Repayments of long-term debt	(12,136)	(607)	(13,422)	(73,924)
Proceeds from public offering	—	(357)	—	103,207
Proceeds from general partner contribution	—	4	—	2,246
Fees paid related to early extinguishment of debt	—	—	—	(4,010)
Cost of financing activities	167	(1,114)	(1,820)	(1,114)

Net cash provided by (used in) financing activities	(1,902)	(5,837)	(9,605)	17,649

Net increase (decrease) in cash and cash equivalents	(991)	(14,760)	(4,271)	5,199
Cash and cash equivalents - Beginning of period	8,778	27,494	12,058	7,535

Cash and cash equivalents - End of period	$7,787	$12,734	$7,787	$12,734

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$8,425	$8,080	$9,048	$9,552
Cash paid during the period for income taxes	$3,552	$1,623	$3,655	$1,710

Non-cash investing and financing activities
Acquisition of assets by financing	$25	$91	$53	$143
Issuance of limited partner units for cemetery acquisition	$603	$264	$603	$264
Acquisition of assets by assumption of directly related liability	$544	$—	$544	$—

See accompanying notes to the Condensed Consolidated Financial Statements on the Quarterly Report to be filed on Form 10-Q for the quarter ended June 30, 2012.